Exhibit (c)(2)

Preliminary Discussion Materials, dated January 25, 2010,
provided to the Special Committee by Houlihan Lokey



Sport Supply Group, Inc. | January 25, 2010

Preliminary Discussion Materials

Confidential

HOULIHAN LOKEY

www.HL.com U.S. 800.788.5300 Europe +44.20.7839.3355 China +86.10.8588.2300 Hong Kong +852.3551.2300 Japan +81.3.4577.6000

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Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Sport Supply Group, Inc. ("SSG" or the "Company") by Houlihan Lokey in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey's engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee.

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The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey's engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Committee. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

Disclaimer

The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

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Table of Contents

Trading Data

1-Year Stock Trading History

1-Year Common Stock Price & Volume History



Closing Stock Price (US $)
Daily Volume (millions)
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
2/10/09 – SSG reports Q2 EPS of $0.04 per share.
5/12/09 – SSG reports Q3 EPS of $0.27 per share.
6/30/09 – SSG acquires team sports division of Gus Doerner Sports.
8/27/09 – SSG reports record Q4 EPS of $0.18 per share; record FY09 EPS of $0.86 per share.
7/30/09 – SSG acquires team sports assets of Har-Bell Athletic Goods.
11/4/09 – SSG announces record Q1 EPS of $0.37 per share; sales growth of 5.3%.
6/24/09 – SSG acquires assets of Webster's Team Sports.
01/22/09
02/21/09
03/23/09
04/22/09
05/22/09
06/21/09
07/21/09
08/20/09
09/19/09
10/19/09
11/18/09
12/18/09
01/17/10
Daily Volume (000s)
Closing Stock Price (US $)

Source: Capital IQ.

5-Year Stock Trading History

5-Year Common Stock Price & Volume History


Closing Stock Price (US $)
Daily Volume (millions)
Five-Year Closing High: $14.09
Five-Year Closing Low: $4.70
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
3.0
2.5
2.0
1.5
1.0
0.5
0.0
01/23/05
04/23/05
07/22/05
10/20/05
01/18/06
04/18/06
07/17/06
10/15/06
01/13/07
04/13/07
07/12/07
10/10/07
01/08/08
04/07/08
07/06/08
10/04/08
01/02/09
04/02/09
07/01/09
09/29/09
12/28/09
Daily Volume (000s)
Closing Stock Price (US $)

Source: Capital IQ.

Historical Trading Multiples

Historical EV / LTM EBITDA Trading Multiples


15.0x
12.0x
9.0x
6.0x
3.0x
0.0x
12.5x
12.0x
12.3x
10.4x
9.7x
8.7x
8.2x
5.1x
4.7x
4.7x
6.1x
6.3x
6.7x
Q1 '07
Q2 '07
Q3 '07
Q4 '07
Q1 '08
Q2 '08
Q3 '08
Q4 '08
Q1 '09
Q2 '09
Q3 '09
Q4 '09
1/22/2010

Source: Capital IQ.
Note: As reported by Capital IQ; net debt reported as per the latest Company filing for each period; excludes dilutive impact of options.
Analysis represents calendar quarters (not fiscal quarters).

Trading Snapshot

SSG Trading Indications

(figures in millions, except per share and daily trading data)

Trading Snapshot	
Stock Price as of 1/22/2010	$11.98
52-week High	$12.91
52-week Low	$4.53
Stock Price as of 1/22/2010 as a % of 52-week High	93%
Stock Price as of 1/22/2010	$11.98
Diluted Common Shares Outstanding [1]	13.0
Market Value of Equity	**$155.6**
Add: Total Debt [2]	6.9
Less: Cash [2]	2.0
Total Enterprise Value	**$160.5**

90-day Average Daily Trading Volume	32,410
90-day Average Daily Trading Value	$354,613
Analyst Coverage	2
Total Public Float [3]	
% of Total Shares Outstanding	61.6%
Institutional Holdings [3]	
% of Total Shares Outstanding	49.1%
% of Total Public Float	79.8%

Wall Street Multiples	LTM 9/30/09	NFY (6/30/10)	NFY+1 (6/30/11)
TEV / Revenue	0.6x	0.6x	0.6x
TEV / EBITDA	6.3x	6.6x	6.3x

Adjusted Multiples	LTM 12/31/09	NFY (6/30/10)	NFY+1 (6/30/11)
TEV / Revenue	0.6x	0.6x	0.5x
TEV / Adjusted EBITDA	6.0x	5.7x	5.8x

1. *Includes 12,454,016 shares outstanding and 535,897 options (calculated using the treasury stock method); excludes 47,465 restricted shares as of 12/31/09 as provided by Management.*
2. *As of 12/31/09 per Management. Total Debt excludes change in control payments of $5.6 million.*
3. *Excludes shares owned by Carlson Capital, L.P. and CBT Holdings, LLC.*

Source: Capital IQ, Bloomberg and Management.

Equity Profile

Insider / Individual Holdings (as of 12/31/09)

Name	Shares[1]	% of Total
Adam Blumenfeld	265,658	2.1%
Jeff Davidowitz	134,600	1.1%
Wiliam H. Watkins Jr.	49,801	0.4%
Terrence M. Babilla	18,695	0.1%
John Pitts	6,281	0.1%
Tevis Martin	5,426	0.0%
Richard Ellman	4,598	0.0%
William M. Lockhart	2,304	0.0%
Other Executive Officers and Directors	3,426	0.0%
All Directors, Nominees and Executive Officers	**490,789**	**3.9%**

1. Excludes shares underlying options (639,959 shares).
Source: Proxy dated 10/7/09.

Analyst Coverage

Firm Name	Recommendation	Date	Target Price
D.A. Davidson	Buy	11/5/2009	$15.00
JMP Securities	Market Outperform	11/5/2009	$12.00

Source: Bloomberg.

Top Five Shareholders (as of 12/31/09)

Name	Shares	% of Total
Carlson Capital, L.P.	2,709,600	21.7%
CBT Holdings, LLC	2,044,072	16.4%
Wellington Management Company L.L.P.	933,232	7.5%
Dimensional Fund Advisors LP	798,700	6.4%
Knowledge Investment Partners, LLC	499,700	4.0%
Total	**6,985,304**	**55.9%**

Source: Capital IQ.

Float Analysis (as of 1/22/10)

Float: 7.7 mm **Shares Out: 12.5 mm**

Average Trading Volume		% of Float	% of Shares Out
5-day Average:	25,654	0.333%	0.205%
30-day Average:	36,752	0.477%	0.294%
90-day Average:	32,410	0.421%	0.259%
180-day Average:	38,549	0.501%	0.308%

Source: Capital IQ.

Trading Statistics

1-Year Volume Traded Analysis[1]


35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
18.9%
29.0%
10.5%
30.1%
11.5%

	$4.50 - $6.20	$6.21 - $7.90	$7.91 - $9.60	$9.61 - $11.30	$11.31 - $13.00
Cumulative	18.9%	47.9%	58.4%	88.5%	100.0%
Volume (millions)	1.73	2.66	0.96	2.76	1.06
% of Outstanding	13.9%	21.3%	7.7%	22.0%	8.5%

1-Year Trading Statistics[1]

Current Price as of 1/22/2010	$ 11.98
Common Shares Outstanding (millions)[2]	12.5
52-week High	$12.91
52-week Low	$4.53
Average Daily Volume (millions)	0.03

[1] *As of January 22, 2010.*
[2] *As of 12/31/09 as provided by Management.*
Source: Capital IQ.

Trading Data

Relative Stock Performance

Company vs. Selected Companies & S&P 500 Index



1/22/2009 to 1/22/2010:
Sporting Goods Retail Companies[1]: 104.8%
Catalog/ Specialty Distribution Companies[1]: 56.4%
Sport Supply Group: 43.0%
S&P 500 Index: 31.9%
Indexed Prices
250.0%
225.0%
200.0%
175.0%
150.0%
125.0%
100.0%
75.0%
50.0%
25.0%
1/22/2009
2/22/2009
3/22/2009
4/22/2009
5/22/2009
6/22/2009
7/22/2009
8/22/2009
9/22/2009
10/22/2009
11/22/2009
12/22/2009
1/22/2010
S&P 500 Index
Sport Supply Group, Inc
Sporting Goods Retail
Catalog / Specialty Distribution

[1] *Sporting Goods Retail Companies include Big 5 Sporting Goods Corporation, Cabela's, Inc., Dick's Sporting Goods, Inc., Golfsmith International Holdings, Inc. and Hibbett Sports, Inc. Catalog / Specialty Distribution Companies include Insight Enterprises, Inc., PC Mall, Inc., School Specialty Inc., Systemax, Inc. and Virco Manufacturing Corporation.*
Source: Capital IQ.

Financial Data

Selected Historical and Projected Financial Data

(dollars in millions)

	June 30, 2007	June 30, 2008	June 30, 2009	LTM Ended 12/31/2009	June 30, 2010E	June 30, 2011E	June 30, 2012E	June 30, 2013E	June 30, 2014E	CAGR[1] 5-yr
Reported Revenue	$236.9	$251.4	$250.2	$256.5	$267.7	$293.2	$321.6	$337.7	$354.6	7.2%
Revenue Growth %	*5.6%*	*6.1%*	*-0.5%*		*7.0%*	*9.5%*	*9.7%*	*5.0%*	*5.0%*	
Less: Cost of Goods Sold	153.3	160.3	160.6	164.5	171.6	187.2	204.5	214.8	225.5	
Gross Profit	$83.6	$91.1	$89.7	$92.0	$96.1	$106.0	$117.1	$122.9	$129.1	
Gross Margin %	*35.3%*	*36.2%*	*35.8%*	*35.9%*	*35.9%*	*36.1%*	*36.4%*	*36.4%*	*36.4%*	
Less: Selling, General & Administrative Expenses	70.9	71.4	68.7	70.5	74.2	80.9	85.3	89.5	94.0	
Add: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
EBITDA	$16.2	$23.6	$23.8	$24.1	$24.6	$27.7	$34.8	$36.3	$38.0	9.8%
EBITDA Margin %	*6.8%*	*9.4%*	*9.5%*	*9.4%*	*9.2%*	*9.4%*	*10.8%*	*10.7%*	*10.7%*	
Add: Total Adjustments[2]	0.3	0.7	0.5	2.8	3.4	0.0	0.0	0.0	0.0	
Adjusted EBITDA	$16.4	$24.3	$24.3	$26.9	$28.0	$27.7	$34.8	$36.3	$38.0	9.3%
EBITDA Margin %	*6.9%*	*9.7%*	*9.7%*	*10.5%*	*10.5%*	*9.4%*	*10.8%*	*10.7%*	*10.7%*	
Less: Depreciation & Amortization	3.5	3.9	2.8	2.7	2.6	2.6	2.9	2.9	2.9	
Adjusted EBIT	$12.9	$20.4	$21.5	$24.2	$25.4	$25.1	$31.9	$33.4	$35.1	10.3%
EBIT Margin %	*5.5%*	*8.1%*	*8.6%*	*9.4%*	*9.5%*	*8.5%*	*9.9%*	*9.9%*	*9.9%*	

Footnotes:

(1) CAGR refers to Compound Annual Growth Rate.

(2) Total Adjustments:

Stock Compensation (SFAS 123R)	$0.0	$0.5	$1.2	$2.0	$2.1	$0.0	$0.0	$0.0	$0.0
Failed Acquisition Costs	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0	0.0
Reversal of SG&A	0.0	0.0	(0.9)	(0.9)	0.0	0.0	0.0	0.0	0.0
Senlac Lease Expiration	0.3	0.3	0.3	0.3	0.3	0.0	0.0	0.0	0.0
CMR Contract Expiration	0.0	0.0	0.0	0.8	0.8	0.0	0.0	0.0	0.0
Discontinuation of Team Print	0.0	0.0	0.0	0.4	0.2	0.0	0.0	0.0	0.0
Amazon Credit	0.0	0.0	0.0	0.1	0.0	0.0	0.0	0.0	0.0
DOKS Adjustment [TBD]	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total Adjustments	$0.3	$0.7	$0.5	$2.8	$3.4	$0.0	$0.0	$0.0	$0.0

Note: 2013E to 2014E represent Houlihan Lokey estimates.

Sources: Historical information from public filings and Management. Projections for 2010E to 2012E provided by Management.

Selected Companies Data

Median EV[1] to LTM Adjusted EBITDA[2] Multiple


9.0x
8.0x
7.0x
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
0.0x
8.1x
5.7x
Sporting Goods Retail
Catalog / Specialty Distribution

EV[1] to LTM Adjusted EBITDA[2] Multiple

	Sporting Goods Retail	Catalog / Specialty Distribution
Low	4.6x	4.7x
High	9.5x	7.8x
Median	8.1x	5.7x
Mean	7.5x	6.1x

Median EV[1] to LTM Free Cash Flow[3] Multiple


12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
10.7x
7.4x
Sporting Goods Retail
Catalog / Specialty Distribution

EV[1] to LTM Free Cash Flow[3] Multiple

	Sporting Goods Retail	Catalog / Specialty Distribution
Low	6.0x	3.4x
High	19.7x	16.5x
Median	10.7x	7.4x
Mean	11.4x	8.7x

Source: Public filings.

1. *Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.*
2. *Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items.*
3. *Calculated as cash flow from operations less capital expenditures.*

Selected Companies Data (cont.)[1]

Sporting Goods Retail Companies

(dollars in millions, except per share values)

	Share Price[4]	Equity Market Value[4,5]	Enterprise Value[4,5]	Enterprise Value[2] to Adjusted EBITDA[3] LTM[6]	NFY[7]	NFY+1[8]	EV to FCF[9] LTM[6]
Dick's Sporting Goods Inc.	$23.62	$2,835.3	$2,868.6	8.1x	8.9x	7.9x	12.8x
Cabela's Inc.	$16.34	$1,111.3	$1,113.9	4.6x	5.0x	4.9x	6.0x
Hibbett Sports, Inc.	$21.94	$638.8	$614.3	9.5x	10.1x	9.0x	19.7x
Big 5 Sporting Goods Corp.	$14.81	$323.6	$384.0	7.2x	6.5x	5.9x	8.0x
Golfsmith International Holdings Inc.	$2.67	$43.3	$73.3	8.2x	7.6x	5.0x	10.7x
Low				4.6x	5.0x	4.9x	6.0x
High				9.5x	10.1x	9.0x	19.7x
Median				8.1x	7.6x	5.9x	10.7x
Mean				7.5x	7.6x	6.5x	11.4x
Sport Supply Group, Inc	$11.98	$173.0	$160.5	6.3x	6.6x	6.3x	12.4x

[1] *No company used in this analysis for comparative purposes is identical to the Company.*
[2] *Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.*
[3] *Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items, including stock-based compensation expense.*
[4] *Based on closing prices as of January 22, 2010.*
[5] *Based on reported fully-diluted shares.*
[6] *LTM refers to the most recently completed twelve month period for which financial information has been made public.*
[7] *NFY refers to the next fiscal year for which financial information has not been made public.*
[8] *NFY +1 refers to the fiscal year following NFY.*
[9] *FCF refers to free cash flow. Per Capital IQ, calculated as cash flow from operations less capital expenditures.*
Sources: Historical figures taken from public filings. Projected figures based on Bloomberg Consensus estimates as available.

Selected Companies Data (cont.)[1]

Catalog / Specialty Distribution Companies

(dollars in millions, except per share values)

	Share Price[4]	Equity Market Value[4,5]	Enterprise Value[4,5]	Enterprise Value[2] to Adjusted EBITDA[3] LTM[6]	NFY[7]	NFY+1[8]	EV to FCF[9] LTM[6]
School Specialty Inc.	$22.48	$423.8	$775.3	7.8x	7.0x	6.7x	11.0x
Insight Enterprises Inc.	$11.64	$540.8	$630.1	5.7x	5.3x	4.6x	3.9x
Systemax Inc.	$17.45	$646.1	$564.0	7.4x	*NA*	*NA*	16.5x
PC Mall Inc.	$5.00	$62.1	$98.3	4.7x	6.1x	4.7x	3.4x
Virco Manufacturing Corp.	$3.37	$48.0	$45.9	4.9x	*NA*	*NA*	36.3x *
Low				4.7x	5.3x	4.6x	3.4x
High				7.8x	7.0x	6.7x	16.5x
Median				5.7x	6.1x	4.7x	7.4x
Mean				6.1x	6.2x	5.4x	8.7x
Sport Supply Group, Inc	$11.98	$173.0	$160.5	6.3x	6.6x	6.3x	12.4x

[1] No company used in this analysis for comparative purposes is identical to the Company.
[2] Enterprise Value equals equity market value + debt outstanding + preferred stock – cash and cash equivalents.
[3] Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for certain non-recurring items, including stock-based compensation expense.
[4] Based on closing prices as of January 22, 2010.
[5] Based on reported fully-diluted shares.
[6] LTM refers to the most recently completed twelve month period for which financial information has been made public.
[7] NFY refers to the next fiscal year for which financial information has not been made public.
[8] NFY +1 refers to the fiscal year following NFY.
[9] FCF refers to free cash flow. Per Capital IQ, calculated as cash flow from operations less capital expenditures.
**Excluded from high, low, mean and median data.*
NA refers to not available.
Sources: Historical figures taken from public filings. Projected figures based on Bloomberg Consensus estimates as available.

Selected Transactions Data[1]

(dollars in millions)

Announced	Effective	Target	Acquiror	Transaction Value[2]	Transaction Value/ Revenue[3]	Transaction Value/ EBITDA[3]	EBITDA Margin %[3]
12/09/2009	12/09/2009	Oval Concepts S.A.	Advanced Sports, Inc.	NA	NA	NA	NA
01/15/2009	01/15/2009	ZuitSports, Inc.	K2 Inc.	NA	NA	NA	NA
10/13/2008	11/18/2008	Ashworth Inc.	Taylor Made Golf Company, Inc.	$74.0	0.38x	NA	NA
09/29/2008	11/05/2008	Skate Direct, LLC, CCS Business	Foot Locker, Inc.	$103.2	NA	NA	NA
Lehman Brothers Bankruptcy – September 15, 2008							
08/25/2008	11/12/2008	Skis Rossignol SA	Chartreuse & Mont Blanc	$147.8	0.30x	5.0x	6.0%
06/30/2008	06/30/2008	Technogym S.p.A.	Candover Investments plc	$1,573.7	2.60x	NA	NA
02/21/2008	04/17/2008	Bauer Hockey, Inc.	Kohlberg & Company, L.L.C.	$200.0	1.20x	NA	NA
11/26/2007	11/30/2007	Chick's Sporting Goods, Inc.	Dick's Sporting Goods, Inc.	$74.2	0.60x	NA	NA
11/15/2007	12/17/2007	Exeter Brands Group LLC, Starter Brand	Iconix Brand Group Inc.	$60.0	1.50x	NA	NA
10/30/2007	12/11/2007	Cleveland Golf Company, Inc.	SRI Sports Ltd.	$132.5	0.88x	NA	NA
10/23/2007	03/03/2008	Umbro Plc	Nike Inc.	$629.2	3.18x	14.1x	22.6%
06/28/2007	09/20/2007	Everlast Worldwide Inc.	Sports Direct International Plc	$165.3	3.05x	16.3x	18.8%
05/08/2007	06/22/2007	Elmec Sport SA	Homeric Department Stores Holdings S.A.	$316.6	1.31x	17.2x	7.6%
04/24/2007	08/09/2007	K2 Inc.	Jarden Corp.	$1,158.1	0.82x	9.4x	8.7%
04/10/2007	07/11/2007	Puma AG Rudolf Dassler Sport	Sapardis SA	$4,494.0	1.37x	8.1x	16.9%
11/13/2006	02/13/2007	Golf Galaxy, Inc.	Dick's Sporting Goods, Inc.	$213.5	0.90x	11.2x	8.0%
04/17/2006	08/02/2006	Russell Corp.	Fruit of The Loom, Inc.	$1,052.6	0.74x	6.9x	10.7%
02/07/2006	03/16/2006	Easton Sports, Inc.	Riddell Bell Holdings, Inc. (Fenway Partners, Inc.)	$400.0	1.68x	11.5x	14.7%
10/04/2005	11/01/2005	Fibre-Metal Products Company	Norcross Safety Products L.L.C.	$68.0	2.01x	9.8x	20.5%
08/02/2005	01/31/2006	Reebok International Ltd.	Adidas-Salomon AG	$3,851.0	1.00x	11.0x	9.1%
07/01/2005	07/01/2005	Sport Supply Group, Inc.	Collegiate Pacific, Inc.	$62.2	0.70x	NA	NA
09/30/2004	09/30/2004	Bell Sports Corporation	Fenway Partners, Inc.	$240.0	1.21x	10.6x	11.4%
07/07/2003	07/07/2003	Riddell Sports Group, Inc. (Lincolnshire Management Inc.)	Fenway Partners, Inc.	$149.4	1.47x	9.4x	15.6%
			Low	$60.0	0.30x	5.0x	6.0%
			High	4,494.0	3.18	17.2	22.6%
			Median	200.0	1.26	10.5	12.7%
			Mean	722.2	1.41	10.9	13.4%

[1] No transaction used in this analysis for comparative purposes is identical to the Transaction.
[2] Transaction Value refers to the implied enterprise value of the target company, based on the announced transaction equity price and other public information available at the time of the announcement.
[3] Based on reported metric for the most recent LTM period prior to the announcement of the transaction.
NA refers to not available.
Source: Capital IQ.

Implied Multiples at Hypothetical Transaction Prices

($ and shares in millions)

Illustrative Price Per Share	$ 13.50	$ 13.75	$ 14.00	$ 14.25	$ 14.50	$ 14.75	$ 15.00
Shares Outstanding	12.5	12.5	12.5	12.5	12.5	12.5	12.5
Options	2.0	2.0	2.0	2.0	2.2	2.2	2.2
Total Shares[1]	14.5	14.5	14.5	14.5	14.7	14.7	14.7
Implied Equity Value	$ 196.2	$ 199.8	$ 203.5	$ 207.1	$ 212.5	$ 216.1	$ 219.8
Plus: Total Debt[2]	6.9	6.9	6.9	6.9	6.9	6.9	6.9
Plus: Additional Liabilities (Net of Tax)[3]	0.8	0.8	0.8	0.8	0.8	0.8	0.8
Less: Cash[2]	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)	(2.0)
Less: Cash from Options	(18.0)	(18.0)	(18.0)	(18.0)	(19.7)	(19.7)	(19.7)
Implied Enterprise Value	$ 183.9	$ 187.5	$ 191.2	$ 194.8	$ 198.4	$ 202.1	$ 205.8
LTM 12/31/09 Adjusted EBITDA	$ 26.9	$ 26.9	$ 26.9	$ 26.9	$ 26.9	$ 26.9	$ 26.9
FY 6/30/10 Adjusted EBITDA	28.0	28.0	28.0	28.0	28.0	28.0	28.0
LTM 12/31/10 Adjusted EBITDA	28.2	28.2	28.2	28.2	28.2	28.2	28.2
Implied LTM 12/31/09 Adjusted EBITDA Multiple	6.8x	7.0x	7.1x	7.2x	7.4x	7.5x	7.6x
Implied FY 6/30/10 Adjusted EBITDA Multiple	6.6x	6.7x	6.8x	7.0x	7.1x	7.2x	7.4x
Implied LTM 12/31/10 Adjusted EBITDA Multiple	6.5x	6.7x	6.8x	6.9x	7.0x	7.2x	7.3x
LTM 12/31/09 Adjusted Free Cash Flow	$ 16.9	$ 16.9	$ 16.9	$ 16.9	$ 16.9	$ 16.9	$ 16.9
FY 6/30/10 Adjusted Free Cash Flow	17.4	17.4	17.4	17.4	17.4	17.4	17.4
LTM 12/31/10 Adjusted Free Cash Flow	15.8	15.8	15.8	15.8	15.8	15.8	15.8
Implied LTM 12/31/09 Adjusted Free Cash Flow Multiple	10.9x	11.1x	11.3x	11.5x	11.7x	12.0x	12.2x
Implied FY 6/30/10 Adjusted Free Cash Flow Multiple	10.6x	10.8x	11.0x	11.2x	11.4x	11.6x	11.8x
Implied LTM 12/31/10 Adjusted Free Cash Flow Multiple	11.7x	11.9x	12.1x	12.4x	12.6x	12.8x	13.0x

1. *Based on 14,533,787 (14,653,787 at or above $14.50 per share) shares outstanding; includes common shares of 12,454,016, restricted shares of 47,465, and options of 2,032,307 (2,152,307 at or above $14.50 per share) as of 12/31/09, as provided by Management.*
2. *As of 12/31/09. Total Debt excludes change in control payments of $5.6 million.*
3. *Additional liabilities include remaining payments (net of tax) for Senlac Lease Expiration and CMR Contract Expiration.*

Note: Adjusted free cash flow excludes the change in net working capital.
Source: Per Management.

Implied Premiums at Hypothetical Transaction Prices

Implied Premiums to Historical Stock Trading Prices

Trading Period Prior to 01/23/2010	Average Closing Stock Price[1]	Implied Premium of Hypothetical Transaction Prices Over Average Closing Stock Price						
		$13.50	$13.75	$14.00	$14.25	$14.50	$14.75	$15.00
1 Day	$11.98	12.7%	14.8%	16.9%	18.9%	21.0%	23.1%	25.2%
5 Day	$11.87	13.7%	15.8%	17.9%	20.1%	22.2%	24.3%	26.4%
10 Day	$11.87	13.8%	15.9%	18.0%	20.1%	22.2%	24.3%	26.4%
1 Month	$12.09	11.7%	13.8%	15.8%	17.9%	20.0%	22.0%	24.1%
3 Month	$11.26	19.9%	22.2%	24.4%	26.6%	28.8%	31.0%	33.3%
6 Month	$10.71	26.0%	28.4%	30.7%	33.0%	35.4%	37.7%	40.0%
1 Year	$8.81	53.2%	56.1%	58.9%	61.8%	64.6%	67.4%	70.3%
52 Week High	$12.91	4.6%	6.5%	8.4%	10.4%	12.3%	14.3%	16.2%
52 Week Low	$4.53	198.0%	203.5%	209.1%	214.6%	220.1%	225.6%	231.1%

Source: Capital IQ.

Appendix

Appendix

Working Capital Information

Current Onex Perspective

($ in millions)

	Actual							Forecast					
	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10
CURRENT ASSETS:													
Accounts receivable	$ 32.3	$ 37.3	$ 46.7	$ 44.6	$ 38.3	$ 35.0	$ 32.5	$ 32.4	$ 33.8	$ 36.2	$ 32.7	$ 30.8	$ 31.8
Inventories	33.9	32.7	31.3	30.0	29.3	29.2	28.9	30.7	32.7	30.4	31.1	31.5	31.0
Prepaid expenses and other current assets	1.8	2.2	2.3	2.1	1.8	1.8	2.4	2.9	2.8	2.4	2.0	1.4	1.8
Total current assets	$ 68.0	$ 72.3	$ 80.3	$ 76.7	$ 69.4	$ 66.1	$ 63.7	$ 66.0	$ 69.4	$ 68.9	$ 65.7	$ 63.6	$ 64.6
CURRENT LIABILITIES:													
Accounts payable	$ 20.1	$ 18.4	$ 24.2	$ 24.4	$ 20.2	$ 20.2	$ 19.4	$ 18.9	$ 19.3	$ 21.4	$ 19.5	$ 17.5	$ 20.8
Accrued liabilities	7.5	7.5	7.5	8.3	8.1	9.2	8.5	8.3	8.6	8.9	8.6	8.9	8.4
Total current liabilities	$ 27.6	$ 25.9	$ 31.7	$ 32.7	$ 28.3	$ 29.4	$ 28.0	$ 27.2	$ 27.9	$ 30.3	$ 28.1	$ 26.5	$ 29.3
Net Working Capital	**$ 40.4**	**$ 46.4**	**$ 48.6**	**$ 44.0**	**$ 41.1**	**$ 36.7**	**$ 35.7**	**$ 38.7**	**$ 41.5**	**$ 38.6**	**$ 37.6**	**$ 37.1**	**$ 35.3**
LTM Average NWC	$ 47.2	$ 47.1	$ 46.9	$ 47.0	$ 46.2	$ 45.1	$ 44.2	$ 43.3	$ 42.4	$ 41.8	$ 41.1	$ 40.5	$ 40.1
NWC (as a % of LTM Revenue)	16.1%	18.5%	19.2%	17.3%	16.1%	14.3%	13.9%	15.0%	16.0%	14.7%	14.2%	13.9%	13.2%
LTM Average NWC (as a % of LTM Revenue)	18.9%	18.9%	18.6%	18.5%	18.1%	17.7%	17.2%	16.8%	16.4%	15.9%	15.5%	15.1%	15.0%
Difference										$ (3.2)	$ (3.5)	$ (3.4)	$ (4.8)

Source: Onex presentation dated 1/22/10.

Appendix

Government Sales

Government Sales by Quarter

	Mar-08	Jun-08	Sep-08	Dec-08	Mar-09	Jun-09	Sep-09	Dec-09	Mar-10	Jun-10	Sep-10	Dec-10	Mar-11	Jun-11
Quarter	$ 2.4	$ 2.8	$ 3.4	$ 2.6	$ 2.6	$ 2.9	$ 6.4	$ 1.7	$ 2.9	$ 2.3	$ 4.4	$ 1.7	$ 2.9	$ 2.3
Y-o-Y					*8.3%*	*3.6%*	*87.3%*	*-34.6%*	*11.5%*	*-21.3%*	*-31.6%*	*0.0%*	*0.0%*	*0.8%*
Q-o-Q		*16.7%*	*22.7%*	*-24.3%*	*0.0%*	*11.5%*	*121.9%*	*-73.6%*	*70.6%*	*-21.3%*	*92.8%*	*-61.4%*	*70.6%*	*-20.7%*
Annual		$ 11.3				$ 11.5				$ 13.2				$ 11.3
Y-o-Y						*2.0%*				*14.4%*				*-14.4%*

Source: Management.